UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: February 22, 2005

(Date of Earliest Event Reported)

Dakota Growers Pasta Company, Inc.

(Exact name of registrant as specified in its charter)

North Dakota (State or other jurisdiction of Incorporation)	000-50111 (Commission File Number)	45-0423511 (I.R.S. Employer Identification No.)

One Pasta Avenue Carrington, North Dakota (Address of principal executive offices)	58421 (Zip Code)

Registrant’s telephone number, including area code:  (701) 652-2855

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

                On February 22, 2005, a Statused Revolving Credit Supplement to the Master Loan Agreement between the Company and CoBank, ACB (“CoBank”) became effective.  CoBank agrees to make loans to the Company under the revolving credit facility in an aggregate principal amount not to exceed, at any one time outstanding, the lesser of $25,000,000 (the “Commitment”) or a borrowing base established by CoBank based upon the Company’s accounts receivable and inventory amounts. The primary purpose of the Commitment is to finance inventory and receivables. The term of the Commitment extends through February 20, 2006. The agreement allows for both variable and fixed interest rate options.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

                This report contains forward-looking statements based on assumptions by the management of Dakota Growers Pasta Company, Inc. as of the date of this report, including assumptions about risks and uncertainties faced by Dakota Growers Pasta Company, Inc.  The words “believe,” “expect,” “anticipate,” “intend,” “will” and similar verbs or expressions are intended to identify such forward-looking statements.  If management’s assumptions prove incorrect or should unanticipated circumstances arise, Dakota Growers Pasta Company, Inc.’s actual results could differ materially from those anticipated. Such differences could be caused by a number of factors or combination of factors, including factors which are beyond the control of the Company.   Readers are strongly urged to consider such factors when evaluating any forward-looking statement and not to put undue reliance on any forward-looking statements.

Item 9.01.  Financial Statements and Exhibits.

(a)                                                          Financial Statements: Not Applicable

(b)                                                         Pro Forma Financial Information: Not Applicable

(c)                                                          Exhibit:

10.1                           Statused Revolving Credit Supplement effective February 22, 2005 between the Company and CoBank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA GROWERS PASTA COMPANY, INC.

By	/s/ Timothy J. Dodd
Timothy J. Dodd, President and Chief
Executive Officer

February 23, 2005